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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

WA Telcom Products Co., Inc., a Delaware corporation

Telco Systems, Inc., a Delaware corporation

World Access UK, Ltd., a corporation organized under the laws of England and Wales

World Access Holdings, Inc., a Delaware corporation

Telco Systems Asia/Pacific Ltd., a Hong Kong corporation

Telco Indemnity Limited, a Bermuda corporation

Telco Technology, Inc., a Massachusetts corporation

Telco Security Corporation, a Massachusetts corporation

World Access Investment Corp., a Delaware corporation

Galaxy Personal Communications Services, Inc., a Delaware corporation

Galaxy Technical Services, Inc., a Delaware corporation

Cellular Infrastructure Supply, Inc., a Delaware corporation

Restor - AIT, Inc., a Delaware corporation

Westec Communications, Inc., a Delaware corporation

World Access Telecommunications Group, Inc., an Illinois corporation

World Access Telecommunications Group Limited, a corporation organized under the laws of England and Wales

NACT Telecommunications, Inc., a Delaware corporation

Sunrise Sierra, Inc., a Delaware corporation

World Access Capital Corp., a Delaware corporation